Exhibit 4.21
SECOND SUPPLEMENTAL INDENTURE
     This Second Supplemental Indenture, dated as of February 6, 2009 (this “Second Supplemental Indenture”), is entered into by and among (i) Reynolds American Inc., a North Carolina corporation (the “Company”), as Issuer; (ii) Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“Santa Fe”), Lane, Limited, a New York corporation (“Lane”), R. J. Reynolds Tobacco Company, a North Carolina corporation (“RJRT”), R. J. Reynolds Tobacco Co., a Delaware corporation (“RJR Tobacco”), Reynolds Innovations Inc. (f/k/a GMB, Inc.), a North Carolina corporation (“Innovations”), Reynolds Finance Company (f/ka FHS, Inc.), a Delaware corporation (“RFC”), Conwood Holdings, Inc., a Delaware corporation (“Conwood”), Conwood Company, LLC, a Delaware limited liability company (“Conwood Company”), Rosswil LLC, a Delaware limited liability company (“Rosswil”), R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (“RJR”), R. J. Reynolds Global Products, Inc., a Delaware corporation (“GPI”), and RAI Services Company, a North Carolina corporation (“Services”), each as a Guarantor; and (iii) The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS, Santa Fe, Lane, RJRT, RJR Tobacco, Innovations, RFC, Conwood, Conwood Company, Rosswil, RJR, GPI (collectively, the “Existing Guarantors”), the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of May 31, 2006, as supplemented by the First Supplemental Indenture dated as of September 30, 2006 thereto (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance thereunder from time to time of the Company’s debentures, notes or other evidence of indebtedness to be issued in one or more series (the “Securities”);
     WHEREAS, Section 10.5 of the Indenture provides that the Company is required to execute and deliver, and to cause each Subsidiary other than RJR (whether previously existing or created or acquired by the Company) which becomes a Bank Credit Agreement Guarantor to execute and deliver, to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on an unsecured and unsubordinated basis and become a party to the Indenture as a Guarantor for all purposes of the Indenture;
     WHEREAS, Services has become a Bank Credit Agreement Guarantor;
     WHEREAS, Services, a subsidiary of the Company, has determined that it is desirable and would be a direct benefit to Services for it, along with the Company and the Existing Guarantors, to execute and deliver to the Trustee a supplemental indenture pursuant to which Services will unconditionally guarantee, on a joint and several basis with the Existing Guarantors, the full and prompt payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest, on the Securities and all other

Obligations of the Company to the Trustee and to the Securityholders under the Indenture, and become a party to the Indenture as a Guarantor;
     WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Existing Guarantors, Services and the Trustee are authorized or permitted to execute and deliver this Second Supplemental Indenture to amend the Indenture, without the consent of any of the Securityholders; and
     WHEREAS, the Company, the Existing Guarantors and Services have duly authorized the execution and delivery of this Second Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Indenture.
ARTICLE II
Agreement to be Bound; Guarantee
     SECTION 2.1 Agreement to be Bound. Services hereby becomes a party to the Indenture as a Guarantor, and will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Services agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.
     SECTION 2.2 Guarantee. Services hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, of all of the Obligations of the Company to the Trustee and to the Securityholders under the Indenture in accordance with Article X of the Indenture.
ARTICLE III
Miscellaneous
     SECTION 3.1 Notices. All notices and other communications to a Guarantor or the Company shall be given as provided in the Indenture to the Guarantor or the Company, as the case may be, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

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     SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.
     SECTION 3.3 Governing Law. This Second Supplemental Indenture shall be governed by the laws of the State of New York, without regard to conflicts of law principles.
     SECTION 3.4 Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     SECTION 3.5 Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
     SECTION 3.7 Headings. The headings of the Articles and the sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
     SECTION 3.8 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.
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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

Address:	REYNOLDS AMERICAN INC.,
401 North Main Street
Winston-Salem, NC 27101
	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Senior Vice President and Treasurer

Address:	SANTA FE NATURAL TOBACCO COMPANY, INC.,
1368 Cerrillos Road	as Guarantor
Santa Fe, New Mexico 87505

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Assistant Treasurer

Address:	LANE LIMITED,
2280 Mountain Industrial Blvd.	as Guarantor
Tucker, GA 30084

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Assistant Treasurer

Address:	R. J. REYNOLDS TOBACCO COMPANY,
401 North Main Street	as Guarantor
Winston-Salem, NC 27101

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Treasurer

Address:	R. J. REYNOLDS TOBACCO CO.,
401 North Main Street	as Guarantor
Winston-Salem, NC 27101

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Vice President and Treasurer
SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

Address:	REYNOLDS FINANCE COMPANY
1201 Market Street	as Guarantor
Suite 1702
Wilmington, DE 19801
	By:	/s/ Kathryn A. Premo

Name: Kathryn A. Premo Title: Treasurer

Address:	REYNOLDS INNOVATIONS, INC.
327 Hillsborough Street	as Guarantor
Raleigh, NC 27603

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Treasurer

Address:	CONWOOD HOLDINGS, INC.,
813 Ridge Lake Boulevard	as Guarantor
Suite 100
Memphis, TN 38119
	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Vice President and Treasurer

Address:	CONWOOD COMPANY, LLC,
813 Ridge Lake Boulevard	as Guarantor
Suite 100
Memphis, TN 38119
	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Vice President and Treasurer

Address:	ROSSWIL LLC,
813 Ridge Lake Boulevard	as Guarantor
Suite 100
Memphis, TN 38119
	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Vice President and Treasurer
SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

Address:	R.J. REYNOLDS TOBACCO HOLDINGS, INC.,
401 North Main Street	as Guarantor
Winston-Salem, NC 27101

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Senior Vice President and Treasurer

Address:	R. J. REYNOLDS GLOBAL PRODUCTS, INC.,
401 North Main Street	as Guarantor
Winston-Salem, NC 27101

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Vice President and Treasurer

Address:	RAI SERVICES COMPANY,
401 North Main Street	as Guarantor
Winston-Salem, NC 27101

	By:	/s/ Daniel Fawley

Name: Daniel A. Fawley Title: Treasurer
SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Christie Leppert

Name: Christie Leppert Title: Assistant Vice President
SIGNATURE PAGE TO SECOND SUPPLEMENTAL INDENTURE